UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2024
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation from the Board of Directors

On October 25, 2024, Amy Cappellanti-Wolf and Emil Michael provided D-Wave Quantum Inc. (the “Company”) with final notice of resignation as directors of the Board of Directors of the Company (the “Board”), effective as of October 28, 2024. Ms. Cappellanti-Wolf was a member of the Company’s Compensation Committee. Ms. Cappellanti-Wolf and Mr. Michael’s resignations are not due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

Appointment to the Board of Directors

In connection with Ms. Cappellanti-Wolf’s and Mr. Michael’s resignations from the Board, on and effective October 28, 2024, the Board appointed John DiLullo and Rohit Ghai as directors to hold office for the remainder of Ms. Cappellanti-Wolf’s and Mr. Michael’s terms, which terms expire at the 2027 Annual Meeting of Stockholders. Mr. DiLullo and Mr. Ghai will be compensated on the same basis as all other non-employee directors of the Company, as described under “Executive and Director Compensation” in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders. Committee membership for Messrs. DiLullo and Ghai have not been determined as of the date of this report.

Mr. DiLullo, 58, has served as the chief executive officer at Deepwatch, a leading managed security platform for cyber resilient enterprises, since July 2024. With a track record spanning more than 30 years in technology, including more than 15 years in networking and cybersecurity, Mr. DiLullo brings leadership expertise in growth and profitability transformation. A long-time customer advocate, Mr. DiLullo is focused on improving a customer’s technology adoption experience, championing customer success and ROI, and embracing specialized routes to market for significant growth. Prior to his role at Deepwatch, Mr. DiLullo served as Operating Advisor of STG - Symphony Technology Group (March 2024 - May 2024), Chief Executive Officer of LiveVox (November 2022 - March 2024), Chief Revenue Officer of Forcepoint (January 2021 - October 2022), Operating Partner of Francisco Partners (November 2020 - February 2021), and Chief Executive Officer of Lastline, Inc. (July 2018 - July 2020). Mr. DiLullo has also served in senior executive level positions with F5 Networks, HP/Aruba Networks, Avaya, Cisco Systems, and Sonicwall. Mr. DiLullo has also served as a Board advisor for Tetrate, since 2020 and as a director for LVOX from November 2022 to January 2024. Mr. DiLullo holds a bachelor’s degree in science in electrical engineering from Villanova University.

Mr. Ghai, 55, has served as the chief executive officer of RSA, a global leader in identity and access management solutions for security-first organizations, since 2017, and a director of RSA since 2020. Mr. Ghai has experience in both startups and large enterprises, with expertise in digital transformation in highly regulated markets and knowledge across software, systems and security. Mr. Ghai was president of RSA during its tenure as a Dell Technologies business. Prior to that, he served as president of Dell EMC’s Enterprise Content Division and held senior engineering and management roles at Symantec, Computer Associates and Cheyenne Software. Mr. Ghai has also served as a director for Everbridge from January 2023 to July 2024. Mr. Ghai holds a master’s degree in computer science from the University of South Carolina and a bachelor's degree in computer science from the Indian Institute of Technology (IIT), Roorkee.

There are no transactions between Mr. DiLullo and the Company or between Mr. Ghai and the Company that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment of Mr. DiLullo and Mr. Ghai as directors of the Company is attached as Exhibit 99.1 to this Report, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer